Exhibit 99.2

2017 INVESTOR PRESENTATION FOURTH QUARTER 2017 January 24, 2018

ucbi.com | 2 Disclosures CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United and its financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance . Our operations and such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2016 Annual Report on Form 10 - K under the section entitled “Forward - Looking Statements . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations . Such measures include : “Net income – operating ,” “ Net income available to common shareholders – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” “Efficiency ratio – operating,” “Expenses – operating,” “Tangible common equity to risk - weighted assets,” and “Average tangible equity to average assets . ” This presentation also includes “pre - tax, pre - credit earnings,” which excludes the provision for credit losses, income taxes and merger - related and other charges . Management has included these non - GAAP measures because we believe they may provide useful supplemental information for evaluating our underlying performance trends . Further, management uses these measures in managing and evaluating our business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non - GAAP Reconciliation Tables’ included in the exhibits to this presentation . ucbi.com | 2

4Q17 Overview Ticker UCBI (NASDAQ) Market Cap $2.4Bn P/E (2018E) 13.5x P/TBV 223% Assets $11.9Bn Loans $7.7Bn Deposits $9.8Bn CET1 12.0% NPAs / Assets 0.23% ROA – GAAP - .40% ROA – Operating (1) 1.10% ROCE – GAAP - 3.57% ROTCE – Operating (1) 11.93% • Established in 1950 and headquartered in Blairsville, GA with an executive office in Greenville, SC x 2,175 employees • One of the largest regional banks in the U.S. by assets with 156 branch locations, 9 loan production offices and 4 mortgage loan offices in four states: GA, NC, SC and TN x Top 10 market share in GA and SC • Metro - focused branch network with locations in fast growing areas x Over 80% of branches located in metro areas Premier Southeast Regional Bank 10 75 185 16 95 20 77 85 81 40 85 26 United Community Bank 156 locations 9 Loan Production Offices 4 Mortgage Loan Offices FLORIDA GEORGIA NORTH CAROLINA Knoxville Greenville SOUTH CAROLINA Charlotte Raleigh Asheville Myrtle Beach Charleston Savannah Blairsville Macon Columbia Gainesville Atlanta Who We Are Snapshot of United Community Banks, Inc. Market data as of January 19, 2018 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures ucbi.com | 3

Fastest Growing Southeast MSAs (1) 2018 - 2023 Proj. Population Growth 2018 Population 2023 Proj. Median Household Income 1. Myrtle Beach, SC 9.96% 470,010 $55,177 2. Cape Coral, FL 8.66% 740,553 $59,220 3. Charleston, SC 8.46% 785,518 $69,670 4. Orlando, FL 8.17% 2,518,915 $62,806 5. Raleigh, NC 8.08% 1,335,067 $76,237 6. Naples, FL 7.95% 374,242 $75,389 7. North Port, FL 7.54% 808,091 $66,409 8. Lakeland, FL 7.22% 683,670 $51,907 9. Charlotte, NC 7.22% 2,537,416 $65,758 10. Jacksonville, FL 6.89% 1,519,940 $65,428 16. Savannah, GA 6.60% 392,546 $61,718 18. Atlanta, GA 6.48% 5,919,767 $71,156 21. Greenville, SC 6.12% 901,549 $58,643 9.7% 8.9% ’18 – ’23 Proj. Household Income Growth 5.1% 3.5% ’18 – ’23 Proj. Population Growth Strong Demographic Profile (2) $54,241 $61,045 Median Household Income UCBI MSA Presence Who We Are Focused on High - Growth MSAs in Southeast (1) Includes MSAs with a population of greater than 300,000 (2) Weighted by state deposits ucbi.com | 4 United States United States United States

Cultural Pillars Customer Service Is at Our Foundation High - Quality Balance Sheet » Underwriting conservatism and portfolio diversification » Top quartile credit quality performance » Prudent capital, liquidity and interest - rate risk management » Focused on improving return to shareholders with increasing ROTCE and dividend growth Profitability » Managing a steady margin with minimal accretion income » Fee revenue expansion through focused growth initiatives » Continued operating expense discipline while investing in growth opportunities » Executing on M&A cost savings » High - quality, low - cost core deposit base Growth » Addition of Commercial Banking Solutions platforms (middle - market banking, SBA lending, senior care, income - property lending, asset - based lending, builder finance, renewable energy) and actively pursuing additional lending platforms » Entered into and continue to target new markets with team lift - outs (Charleston, Greenville, Atlanta, Raleigh) » Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth » Acquisitions that fit our footprint and culture and deliver desired financial returns Who We Are Full - Service Regional Bank with a Strong Culture Rooted in Sound Credit Underwriting & Growth ucbi.com | 5

Regional Bank with Community Bank – Level Service Recognized for Ranked #1 in Retail Banking Customer Satisfaction in the Southeast by J.D. Power … Being a great place to work … H igh levels of financial performance Who We Are The Bank That Service Built ucbi.com | 6 Regional Bank 1 United Community Bank Regional Bank 2 Regional Bank 3 Regional Bank 4 Regional Bank 5 International Bank 1 Universal Bank 1 Regional Bank 6 Regional Average Regional Bank 7 Universal Bank 2 Universal Bank 3 Regional Bank 8

4 Q17 Highlights ucbi.com | 7 $12.95 $14.11 $13.65 4Q16 3Q17 4Q17 Tangible Book Value (2) $0.38 $0.38 - $0.16 $0.40 $0.41 $0.42 4Q16 3Q17 4Q17 Earnings Per Share GAAP Operating (1) 1.03% 1.01% - .40% 1.10% 1.09% 1.10% 4Q16 3Q17 4Q17 Return on Assets GAAP Operating (1) (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures ucbi.com | 7 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures (2) Excludes effect of acquisition - related intangibles and associated amortization $0.08 $0.10 $0.10 4Q16 3Q17 4Q17 Dividend per Share » Operating diluted earnings per share of $0.42 compared with GAAP diluted loss per share of $.16 » Tax reform resulted in $38.2 mm charge to remeasure the deferred tax asset at the new Federal tax rate and $6.2 mm merger and other charges, net of tax » Dividend $.10 up 25% vs. last year » Operating EPS rose 5% vs. last year or 12% excluding Durbin and FDIC » TBV p er share up 5.4% vs. 4Q16, 4Q17 decline driven by DTA remeasurement » Operating ROA flat vs. last year despite Durbin and FDIC expense headwind

$80.9 $89.8 $97.5 4Q16 3Q17 4Q17 3.34% 3.54% 3.63% ucbi.com | 8 (1) Net interest margin is calculated on a fully taxable equivalent basis (2) E xcludes brokered deposits Net Interest Revenue / Margin (1) ucbi.com | 8 (1) Net interest margin is calculated on a fully - taxable equivalent basis $ in millions Net Interest Revenue Net Interest Margin » Net interest revenue of $97.5 million increased $7.7 million (8.6%) vs. 3Q17 and $16.6 million (20.5%) vs. 4Q16 » Benefit of rising short - term interest rates » Core growth up 10% annualized vs. 3Q17 excluding HCSB and Four Oaks » Net interest margin up 29 bps vs. 4Q16 due to higher short - term rates and stable core deposit base. » Net interest margin up 9 bps vs. 3Q17 impacted by » Higher loan yield of 12 bps due to higher short - term interest rates and the addition of FOFN » Accretable yield contributed $2.0 million or 7 bps to 4Q17, flat in basis points vs. 3Q17

0 10 20 30 40 79% 93% Low - Cost Deposit Base (1) Sufficient Liquidity to Support Future Growth Loans / Deposits (3) Cost of Total Deposits (bps) 35 bps 22 bps Deposits KRX Peer ucbi.com | 9 4Q15 - 3Q17 deposit beta equal to 8%, half the 16% industry average (2) KRX Peer Note – Peer comparison banks comprise the KBW Regional Bank Index (ticker:KRX) (1) Source: SNL Financial LC (2) Raymond James report 11/29/17 (3) United results as of 4Q17; KRX results as of 3Q17 (Source: SNL Financial LC)

ucbi.com | 10 $2.6 $2.9 $3.1 $1.3 $1.4 $1.6 $0.6 $0.6 $0.7 $1.7 $1.8 $1.9 $0.6 $0.5 $0.5 $6.7 $7.2 $7.7 4Q16 3Q17 4Q17 C&I (1) CRE Comml Construction Residential Other Consumer 25.4% 8.4% 19.0% 38.4% 19.6% 39.9% 8.1% 25.2% 7.2% 20.6% 39.5% 9.2% 24.4% 6.3% Loans ucbi.com | 10 $ in billions 8.8% » Excluding Four Oaks, annualized end of period loan growth was 2% or 5% excluding Indirect Auto runoff of $42 million » Strategically moved C&I (including owner - occupied CRE) to 40% of loans versus 38% a year ago and 23% pre crisis » Investor CRE loans moved to 21% from 19% last year and 47% pre crisis » Residential mortgages have increased due to the introduction of on balance sheet mortgage products » Other consumer has declined to a 6% contribution due to the planned runoff of the indirect auto portfolio (1) C&I includes commercial and industrial loans as well as owner - occupied CRE loans

ucbi.com | 11 Loan Growth Drivers ucbi.com | 11 » Greater expansion in our metro markets, including our new Myrtle B each and Raleigh markets » Expansion of our Commercial B anking S olutions (CBS) unit (i.e. deeper penetration and new verticals) » We estimate the Navitas acquisition adds about 200 basis points to our growth rate over time » Continued development of our unique partnership model where the community bank partners with CBS to drive growth » Growth in the mortgage business via expansion into newly acquired markets and with the addition of on - balance sheet adjustable rate products

$10.7 $8.2 $8.8 $4.1 $4.4 $4.1 $0.9 $1.0 $1.1 $6.5 $4.2 $4.9 $3.0 $2.8 $3.1 4Q16 3Q17 4Q17 Service Charges Other Brokerage Mortgage SBA ucbi.com | 12 Fee Revenue ucbi.com | 12 in millions » Vs Last Year, fees down $3.3 mm to $ 21.9 mm » $2.7 mm lower interchange fees vs 4Q16 due to Durbin » Mortgage $ 1.6 mm lower vs. 4Q16 despite similar $ 197 mm in originations in both quarters » SBA production up 8 % vs. 4Q16 to $59 mm and revenue up 3% year over year » Q4 SBA production placed UCBI as top 15 national originator » Other income in line with last year » Linked quarter, fees up $1.4 mm due to: » Higher mortgage fees primarily due to a positive mark on the servicing asset » Higher gains from SBA loan sales due to strong production and better seasonality $25.2 $20.6 $21.9

60.78% 59.27% 59.27% 57.79% 56.18% 56.18% $61.3 $65.7 $75.9 $60.2 $62.3 $68.5 4Q16 3Q17 4Q17 57.7% 59.3% 63.0% 56.6% 56.2% 56.9% ucbi.com | 13 (1) Net interest margin is calculated on a fully taxable equivalent basis (2) E xcludes brokered deposits Expense Discipline ucbi.com | 13 GAAP Operating (1) (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures » Year over year, GAAP and operating expenses grew 23.8% and 13.8%, respectively » Operating efficiency ratio increased slightly to 56.9% from 56.6% last year » Linked quarter, GAAP and operating expenses grew 15.5% and 10.0%, respectively » $3.5 mm incremental expense increase came from Four Oaks and HCSB Operating Efficiency Ratio (1) $ in millions

Credit Quality ucbi.com | 14 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures ucbi.com | 14 0.09% 0.09% 0.06% 4Q16 3Q17 4Q17 Net Charge - Offs as % of Average Loans 0.28% 0.23% 0.23% 4Q16 3Q17 4Q17 Non - Performing Assets as % of Total Assets $0.0 $1.0 $1.2 4Q16 3Q17 4Q17 Provision for Credit Losses $ in millions 0.89% 0.81% 0.76% 4Q16 3Q17 4Q17 Allowance for Loan Losses

ucbi.com | 15 Key Strengths ucbi.com | 15 » Culture and business model that attracts both bankers and potential acquisition partners » Positioned well in many of the South's fastest - growing markets » Superior customer service helps drive great core deposit growth » Well - developed credit model to drive consistent performance through cycles » Liquid balance sheet and strong capital offer flexibility in a rising rate environment

ucbi.com | 16 Holding Company 4Q16 3Q17 4Q17 Common Equity Tier I Capital 11.2% 12.2% 12.0% Tier I Risk - Based Capital 11.2 12.3 12.3 Total Risk - Based Capital 12.0 13.0 13.0 Leverage 8.5 9.3 9.4 Tangible Common Equity to Risk - Weighted Assets 11.8 12.8 12.1 Average Tangible Equity to Average Assets 9.0 9.4 9.5 ► All regulatory capital ratios significantly above “well - capitalized” ► Continued strong earnings and $44.8 million of future DTA recovery driving regulatory capital growth ► Q uarterly dividend of $0.10 per share (up 25% YoY ) ► Stock repurchases of $13.6 million through 3Q16 (764,000 shares / average price of $17.85 per share); No purchases since 3Q16; authorization extended through December 31, 2018 ► Capital impact of acquisitions ► HCSB acquisition completed on July 31, 2017; Slightly accretive to tangible book value in 3Q17 ► Four Oaks acquisition completed on November 1, 2017; minimal impact on capital ratios for 4Q17 ucbi.com | 16 Capital Ratios

Acquisition of Navitas

Transaction Rationale

- ✓ Acquisition of high-performing, scalable equipment finance platform with national reach and exceptional origination capabilities
- ✓ Accretive to EPS by approximately $0.20 in first full year of operations [1]
- ✓ Further diversifies loan portfolio into C&I.
- ✓ Enhances current SBA business by adding new product offerings tailored to small and medium businesses ("SMBs")
- ✓ Opportunity to replace Navitas' current funding with UCBI's low-cost funding base
- ✓ Long tenured management team with proven track record of delivering growth and outsized performance

Transaction Overview

Aggregate Transaction Value	• Approximately $130 million
Consideration	• 35% stock / 65% cash • Cash consideration financed with $100MM subordinated debt issuance • Stock exchange ratio based on the average 10-day trading price of UCBI stock at close
Expected Closing	• Targeting First Quarter 2018
Structure	• Separate subsidiary of the bank operating as a stand-alone brand

Business Overview

- Founded in September 2008, Navitas is a nationwide equipment finance lender based in Ponte Vedra, FL
  - 124 employees as of September 30, 2017
- Offers customized debt financing products for small and medium businesses ("SMBs")
- Scalable platform designed to efficiently originate, underwrite and manage large volumes of low balance accounts for SMBs
- Strong origination channels (direct and indirect) diversified across geographies, industries and equipment types
- Led by senior management team with average experience of 25+ years in the financial services industry

Key Industries

Net Loans & Leases: $349 Million [2]

Nationwide Presence


Healthcare
Restaurants
Trucking
Contractors
Landscaping
NAVITAS CREDIT CORP.

$1Bn Loans & Leases Funded [2]

Annual Originations: $310 Million [3]

Notes
1. "Expected Financial Impact" discloses forward-looking statements that are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements
2. As of September 30, 2017
3. Originations for the last twelve months ended September 30, 2017

United Community Bank.
ucbi.com | 17

Acquisition of Four Oaks Fincorp, Inc.

Transaction Overview

- Closed November 1, 2017
- 90% stock (0.6178 shares of United) and 10% cash ($1.90)
  - $124 million transaction value [1]
- 177% P / TBV
- An excellent springboard to grow and attract top-quality bankers in the Raleigh market

Company Snapshot

- Assets: $737 million
- Loans: $513 million
- Deposits: $560 million
- NIM: 3.92%
- Offices: 14

Compelling Financial Returns

- ✓ 4 cents, or 2%, accretive to fully diluted 2018 EPS, excluding one-time merger charges
- ✓ Less than 1% dilutive to tangible book value per share with an earn back of less than 3 years, excluding expected revenue synergies
- ✓ IRR: +20%



Knoxville
Asheville
Charlotte
Greensboro
Durham
Raleigh
Fayetteville
Wilmington
Greenville
Athens
Atlanta
Columbia
South Carolina
Augusta
Macon
Warner Robins
Columbus
Georgia
North Charleston
Mt Pleasant
Charleston
Savannah
Albany
Dothan
Four Oaks
Four Oaks LPO
United



Greensboro
Durham
Raleigh
Asheboro
Sanford
North Carolina
Fayetteville
Rockingham
Lumberton
Goldsboro

- ✓ 105-year-old community bank located in the attractive Raleigh MSA, North Carolina's fastest-growing market
- ✓ Locally focused franchise ranked #2 among local community banks in Raleigh MSA deposit market share
- ✓ 10 branches and 2 LPOs in Raleigh MSA and a branch in Dunn and Wallace, NC
- ✓ Stable, low-cost funds to support strong balance sheet growth

Source: SNL Financial

[1] Based on United's closing price of $26.48 per share on June 23, 2017

United Community Banks, Inc.
ucbi.com | 18

2017 INVESTOR PRESENTATION Exhibits FOURTH QUARTER 2017 JANUARY 24, 2018

$80.9 $89.8 $97.5 $60.2 $62.3 $68.5 $46.0 $48.1 $50.9 $25.2 $20.6 $21.9 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 4Q16 3Q17 4Q17 Net Interest Revenue Expenses - Operating (1) Pre-Tax, Pre-Credit Earnings (1) Fee Revenue ucbi.com | 20 4Q17 3Q17 4Q16 Salaries & Employee Benefits 41,042$ 3,015$ 5,365$ Communications & Equipment 5,217 670 464 Occupancy 5,542 597 332 FDIC Assessment 1,776 (351) 363 Advertising & Public Relations 895 (131) (256) Postage, Printing & Supplies 1,825 414 472 Professional Fees 3,683 707 910 Other Expense 8,544 1,349 694 Expenses - Operating (1) 68,524 6,270 8,344 Merger-Related and Other Charges 7,358 3,938 6,217 Expenses - GAAP 75,882$ 10,208$ 14,561$ Variance - Incr/(Decr) 4Q17 3Q17 4Q16 Overdraft Fees 3,731$ 176$ 186$ Interchange Fees 3,188 378 (2,062) Other Service Charges 1,851 (4) (7) Total Service Charges and Fees 8,770 550 (1,883) Mortgage Loan & Related Fees 4,885 685 (1,631) Brokerage Fees 1,068 59 157 Gains from SBA Loan Sales 3,102 296 74 Securities Gains, Net (148) (336) (208) Other 4,251 101 186 Fee Revenue 21,928$ 1,355$ (3,305)$ Variance - Incr/(Decr) 4Q17 3Q17 4Q16 Net Interest Revenue 97,508$ 7,733$ 16,583$ Fee Revenue 21,928 1,355 (3,305) Gross Revenue 119,436 9,088 13,278 Expenses - Operating (1) 68,524 6,270 8,344 Pre-Tax, Pre-Credit Earnings (1) 50,912 2,818 4,934 Provision for Credit Losses (1,200) 200 1,200 Merger-Related and Other Charges (7,358) 3,938 6,217 Income Taxes (2) (54,270) 38,542 36,654 Net Income - GAAP (11,916)$ (39,862)$ (39,137)$ Variance - Incr/(Decr) $ in t housands $ in thousands $ in thousands Expenses Earnings (pre - tax, pre - credit) Fee Revenue M illions (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GA AP performance measures Earnings , Fee Revenue, and Expenses ucbi.com | 20 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures (2) Fourth quarter 2017 includes a $38.2 million charge to remeasure United’s net deferred tax asset at the 21% federal tax rate tha t went into effect January 1, 2018 as a result of the passage of tax reform legislation.

2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 Demand Deposit 123$ 161$ 618$ 334$ 487$ Non-Interest Bearing Core NOW 4 9 441 5 107 Demand Deposit 1,311$ 1,471$ 2,089$ 2,423$ 2,910$ MMDA 73 41 325 246 156 Savings 24 41 177 79 101 Interest Bearing Core Growth by Category 224$ 252$ 1,561$ 664$ 851$ Total CommercialNOW 659 668 1,109 1,114 1,221 MMDA 1,218 1,259 1,584 1,830 1,986 Atlanta MSA 75$ 84$ 223$ 168$ 91$ Savings 250 292 469 548 649 North Georgia 62 90 158 133 80 Total Interest Bearing Core 2,127 2,219 3,162 3,492 3,856 North Carolina (1) 42 35 63 62 412 Coastal Georgia 2 22 24 16 28 Total Core Trans Deposits 3,438 3,690 5,251 5,915 6,766 East Tennessee (2) 4 8 234 (16) (7) Gainesville MSA 19 10 34 48 20 Time (Customer) 1,445 1,223 1,251 1,267 1,522 South Carolina (3) 20 3 825 253 227 Public Funds (Customer) 894 989 1,032 1,128 1,148 Growth by Region 224$ 252$ 1,561$ 664$ 851$ Brokered 412 425 339 328 371 Total LoansTotal Deposits 6,189$ 6,327$ 7,873$ 8,638$ 9,808$ ucbi.com | 21 NOTE - Certain prior period amounts in the loans by category table have been reclassified to conform to the current presentation Deposit Mix $5.78 $5.90 $7.53 $8.31 $9.44 - $2.00 $4.00 $6.00 $8.00 $10.00 2013 2014 2015 2016 2017 Billions Public Funds (customer) Time (customer) Interest Bearing Core Transaction Non-Interest Bearing Core Transaction Time & Public Core Transaction Core Transaction Deposit Growth by Category & Region i n millions Deposits by Category i n millions (1) Includes $354 million from the acquisition of Four Oaks NB on November 1, 2017 (2) Includes $ 247 million from the acquisition of FNB on May 1, 2015 (3) Includes $790 million, $175 million and $226 million, respectively, from the acquisitions of Palmetto on September 1, 2015, Tidelands on July 1, 2016 and Horry County State Bank on July 31, 2017 ucbi.com | 21 Note – Column graph summarizes customer deposits, which excludes brokered deposits

Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) ucbi.com | 22 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% 1.0% WABC COLB CFR CVBF CBU CBSH FMBI FFIN FCF BOH ONB UCBI GBCI UMPQ TRMK UMBF BOKF WAL PB MBFI PFS PACW WBS SNV BPFH FNB FHN TCF EWBC FULT HBHC UBSI WTFC IBKC BPOP TCBI PNFP ASB STBA STL BRKL WAFD CATY SBNY VLY FFBC OZRK HOPE ISBC BKU 3Q17 Cost of Deposits Median ► Our third quarter 2017 total cost of deposits was 20 basis points, which compared favorably to peers with a median of 35 basis points ► Core deposits (excludes Jumbo CDs / Brokered) comprised approximately 98% of our total customer deposits at September 30, 2017 High - Quality, Low - Cost Core Deposit Base ucbi.com | 22 Source: SNL Financial LC Note – Peer comparison banks comprise the KBW Regional Bank Index (ticker:KRX)

ucbi.com | 23 4Q17 3Q17 4Q16 3Q17 4Q16 Commercial & Industrial 135.4$ 136.0$ 168.0$ (0.6)$ (32.6)$ Owner-Occupied CRE 121.0 72.2 139.5 48.8 (18.6) Income-Producing CRE 77.8 80.1 160.4 (2.3) (82.6) Commercial Constr. 130.8 139.1 10.7 (8.3) 120.1 Total Commercial 465.0 427.4 478.6 37.6 (13.6) Residential Mortgage 49.2 54.7 68.7 (5.5) (19.5) Residential HELOC 59.4 68.1 60.6 (8.7) (1.3) Residential Construction 55.0 53.5 83.7 1.5 (28.7) Consumer 15.5 13.1 55.6 2.4 (40.1) Total 644.1$ 616.8$ 747.3$ 27.3$ (103.2)$ Variance-Incr(Decr) NOTE - Certain prior period amounts have been reclassified to conform to the current presentation (1) Represents new loans funded and net loan advances (net of payments on lines of credit) New Loans Funded and Advances $747.3 $616.8 $644.1 4Q16 3Q17 4Q17 New Loans Funded and Advances by Region New Loans Funded and Advances by Category 4Q17 3Q17 4Q16 3Q17 4Q16 Atlanta 144.3$ 151.5$ 143.6$ (7.2)$ 0.7 Coastal Georgia 29.5 41.1 34.4 (11.6) (5.0) North Georgia 55.9 63.8 74.4 (7.9) (18.4) North Carolina 47.7 34.8 36.1 12.9 11.7 Tennessee 44.0 24.1 34.6 19.9 9.4 Gainesville 20.1 9.7 20.3 10.4 (0.2) South Carolina 98.4 109.2 146.2 (10.8) (47.9) Total Community Banks 439.9 434.2 489.7 5.7 (49.8) Asset-based Lending 12.3 8.4 38.0 3.9 (25.8) Commercial RE 45.5 42.8 48.3 2.7 (2.8) Senior Care 33.9 14.8 17.4 19.1 16.5 Middle Market 26.5 35.9 37.9 (9.4) (11.3) SBA 55.5 43.4 49.6 12.1 6.0 Builder Finance 30.4 37.3 24.9 (6.9) 5.6 204.2 182.6 216.1 21.6 (11.9) Indirect Auto - - 41.5 - (41.5) Total 644.1$ 616.8$ 747.3$ 27.3$ (103.2)$ Variance-Incr(Decr) Total Commercial Banking Solutions New Loans Funded and Advances (1) ucbi.com | 23 (1) Represents new loans funded and net loan advances (net of payments on lines of credit) $ in millions

Loan Mix

Loans
by Region
in millions

	2013	2014	2015	2016	2017
North Georgia	$ 1,240	$ 1,163	$ 1,125	$ 1,097	$ 1,019
Atlanta MSA	1,235	1,243	1,259	1,399	1,510
Western North Carolina	572	553	549	545	548
Eastern North Carolina[1]	-	-	-	-	501
Coastal Georgia	423	456	537	581	630
Gainesville MSA	255	257	254	248	248
East Tennessee [2]	280	280	504	504	475
South Carolina [3]	4	30	819	1,233	1,486
Total Community Banks	4,009	3,982	5,047	5,607	6,417
Commercial Banking Solutions	124	421	492	855	961
Indirect Auto [4]	196	269	456	459	358
Total Loans	$ 4,329	$ 4,672	$ 5,995	$ 6,921	$ 7,736

[1]Incudes $501 million from the Four Oaks acquisition on November 1, 2017
[2]Includes $244 million from the acquisition of FNB on May 1, 2015
[3]Includes $733 million, $306 million and $216 million, respectively, from the acquisitions of Palmetto on September 1, 2015, Tidelands on July 1, 2016 and Horry County State Bank on July 31, 2017
[4]Includes $63 million from the acquisition of Palmetto on September 1, 2015

Loans
by Category
in millions

	2013	2014	2015	2016	2017
Commercial & Industrial	$ 471	$ 710	$ 785	$ 1,070	$ 1,131
Owner-Occupied CRE	1,238	1,257	1,571	1,650	1,924
Income-Producing CRE	807	767	1,021	1,282	1,595
Commercial Constr.	336	364	518	634	712
Total Commercial	2,852	3,098	3,895	4,636	5,362
Residential Mortgage	604	614	764	857	974
Residential HELOC	430	456	589	655	731
Residential Construction	136	131	176	190	183
Consumer	111	104	115	124	128
Indirect Auto	196	269	456	459	358
Total Loans	$ 4,329	$ 4,672	$ 5,995	$ 6,921	$ 7,736

Note – Certain prior period amounts have been reclassified to conform to the current presentation

United COMMUNITY BANKS, INC.

ucbi.com | 24

Commercial Real Estate Diversification

Commercial Construction
in millions

	Committed		Outstanding	
Residential CIP : SPEC	$ 163	13.3 %	$ 107	15.1 %
Retail Building	89	7.3	75	10.5
Residential Land Development -Builders	66	5.3	61	8.6
Other Properties	108	8.9	60	8.5
Raw Land - Vacant (Unimproved)	70	5.7	53	7.4
Assisted Living/Nursing Home/Rehab Cntr	188	15.4	52	7.4
Multi-Residential Properties	112	9.1	50	7.1
Office Buildings	109	8.9	49	6.9
Vacant (Improved)	56	4.6	46	6.5
Residential Construction in Process: PRI	55	4.5	36	5.0
Residential Land Development - Subdivisions in Process	41	3.4	30	4.2
Residential Raw Land in the Hands of Builders/Developers	28	2.3	27	3.8
Hotels Motels	62	5.0	20	2.8
Warehouse	30	2.4	13	1.9
Commercial Land Development	15	1.2	13	1.9
Restaurants /Franchise Fast Food / Fran	15	1.2	10	1.4
Churches	11	0.9	7	1.0
Carwash	4	0.3	1	0.1
Total Commercial Construction	$ 1,223	100 %	$ 712	100 %

Commercial Real Estate – Income Producing
in millions

	Committed		Outstanding	
Office Buildings	$ 429	25.4 %	$ 392	24.6 %
Retail Building	317	18.7	298	18.7
Investor Residential	213	12.6	209	13.1
Hotels Motels	186	11.0	180	11.3
Other Properties	179	10.6	161	10.1
Warehouse	136	8.0	129	8.1
Multi-Residential Properties	89	5.2	86	5.4
Restaurants /Franchise Fast Food	52	3.2	51	3.2
Convenience Stores	38	2.2	37	2.3
Mfg Facility	26	1.6	25	1.6
Leasehold Property	9	0.5	9	0.6
Automotive Service	7	0.4	7	0.4
Mobile Home Parks	4	0.3	4	0.3
Daycare Facility	4	0.2	4	0.3
Automotive Dealership	3	0.2	3	0.2
Total Commercial Real Estate - Income Producing	$ 1,693	100 %	$ 1,595	100 %

Committed Average Loan Size
(in thousands)

- Commercial Construction $490
- Commercial RE:
  - Composite CRE 420
  - Owner-Occupied 412
  - Income-Producing 429

Outstanding Average Loan Size
(in thousands)

- Commercial Construction $287
- Commercial RE:
  - Composite CRE 395
  - Owner-Occupied 387
  - Income-Producing 407

United Community Banks, Inc.
ucbi.com | 25

ucbi.com | 26 Granular Portfolio – Exposure and Industry Limits • Legal Lending Limit $ 293M • House Lending Limit 30M • Project Lending Limit 18M • Top 25 Relationships 572M Concentration limits set for all segments of the portfolio Disciplined Credit Processes ucbi.com | 26 STRUCTURE • Centralized underwriting and approval process for consumer credit • Distributed Regional Credit Officers (reporting to Credit) for commercial • Dedicated Special Assets team • Eight of the top twelve credit leaders recruited post - crisis PROCESS • Weekly Senior Credit Committee • Continuous external loan review • Monthly commercial asset quality review • Monthly retail asset quality review meetings POLICY • Continuous review and enhancements to credit policy • Quarterly reviews of portfolio limits and concentrations

Net Charge-offs 1.5$ 1.7$ 1.6$ 1.6$ 1.1$ as % of Average Loans 0.09% 0.10% 0.09% 0.09% 0.06 % Allowance for Loan Losses 61.4$ 60.5$ 59.5$ 58.6$ 58.9$ as % of Total Loans 0.89% 0.87% 0.85% 0.81% 0.76 % as % of NPLs 285 306 258 256 249 Past Due Loans (30 - 89 Days) 0.25% 0.23% 0.23% 0.28% 0.28 % Non-Performing Loans 21.5$ 19.8$ 23.1$ 22.9$ 23.7$ OREO 8.0 5.1 2.7 2.8 3.2 Total NPAs 29.5 24.9 25.8 25.7 26.9 Performing Classified Loans 114.3 108.8 91.7 100.5 117.2 Total Classified Assets 143.8$ 133.7$ 117.5$ 126.2$ 144.1$ as % of Tier 1 / Allowance 14% 13% 11% 12% 12 % Accruing TDRs 67.8$ 64.9$ 64.7$ 59.6$ 52.6$ Total NPAs as % of Total Assets 0.28 0.23 0.24% 0.23% 0.23 % as % of Loans & OREO 0.43 0.36 0.37 0.36 0.35 2Q17 3Q17 4Q174Q16 1Q17 $ in millions ucbi.com | 27 Credit Quality ucbi.com | 27

Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Excellent Credit Performance & Management ucbi.com | 28 0.0% 0.5% 1.0% 1.5% 2.0% CBSH BOH WABC BPFH PB UMPQ CVBF OZRK CBU UCBI VLY UMBF FFIN MBFI EWBC PNFP WTFC FNB WAL STBA FCF SNV PFS COLB WAFD CFR FHN STL ISBC CATY TCBI FMBI IBKC GBCI WBS BRKL FULT TCF BKU PACW ASB BOKF UBSI TRMK ONB SBNY HBHC BPOP 3Q17 NPA Ratio Median ► Eight of the top twelve credit leaders recruited post - crisis ► Centralization of special assets ► Centralization of consumer loan underwriting and approval ► Changed commercial approval process, including a Senior Credit Committee for visibility and culture building ► Instituted highly - disciplined concentration management process ► Dedicated credit officers for all specialty businesses and community markets ucbi.com | 28 Source: SNL Financial LC Note – Peer comparison banks comprise the KBW Regional Bank Index (ticker:KRX)

ucbi.com | 29 (1) (2) (2) (2) (1) (1) North Georgia $ 7.6 $ 2.5 9 19 33% 1 Atlanta, Georgia 70.4 2.7 10 34 4 7 Gainesville, Georgia 3.5 0.4 1 5 11 4 Coastal Georgia 8.9 0.4 2 7 4 8 Eastern North Carolina 29.0 0.6 1 14 2 11 Western North Carolina 7.4 1.1 1 19 14 3 East Tennessee 17.6 0.5 2 11 3 7 Upstate South Carolina 24.9 1.1 4 25 5 7 Coastal South Carolina 22.4 0.5 1 15 3 12 Loan Production Offices - - - 7 Total Markets $ 191.7 $ 9.8 31 156 Rank United Community Banks, Inc. Deposit ShareOffices Community BanksDeposits Total Market Deposits Market Share Growth Opportunities ucbi.com | 29 (1) United deposit share and United rank are as of June 30, 2017 for markets where United takes deposits (Source: FDIC). As such, U nited deposit share and United rank have been adjusted to include the Pro Forma effect of deposits acquired through the acquisition s o f HCSB on July 31, 2017 and Four Oaks on November 1, 2017. (2) Based on current quarter $ in billions

19.3% 8.1% 7.8% HCSB UCBI South Carolina Rank Bank Branches Deposits ($MM) Mkt. Share (%) 1. BB&T 27 1,829 24.1 2. CNB Corp. 14 813 10.7 3. Wells Fargo 10 704 9.3 4. Bank of America 9 601 7.9 5. UCBI Pro Forma 10 452 5.9 Strong Demographics Myrtle Beach is the fastest growing MSA in the state Compelling Financial Returns x 3 cents, or 2%, accretive to fully - diluted EPS , excluding one - time merger charges x Accretive to tangible book value per share x Neutral to Tier 1 Capital x IRR: +20% Transaction Overview • Closed July 31, 2017 • 100% stock (fixed exchange ratio 0.0050x shares) − $66 million transaction value (1) • 132% adjusted P / TBV (2) • United recovered DTA and related tax benefits totaling approximately $ 15.5 million Company Snapshot • Assets: $376 million • Loans: $215 million • Deposits: $313 million • Equity: $35 million • Branches: 8 Proj. Pop. Growth ’17 - ’22 Top 5 Deposit Market Share in Myrtle Beach MSA 95 26 20 74 40 Charleston North Charleston Mount Pleasant Summerville Myrtle Beach Florence 95 Sumter Wilmington HCSB Branches UCBI Branches x Enhances franchise footprint in attractive Myrtle Beach market with #5 deposit market share rank x Partnering with a well - established community bank located in South Carolina’s fastest growing market x Strategically and financially attractive combination Acquisition of HCSB Financial Corporation Source: SNL Financial (1) Based on United’s closing price of $26.70 per share on April 19, 2017 (2) Tangible book value adjusted for recovery of deferred tax asset ucbi.com | 30

Experienced Proven Leadership

- Over 40 years in banking
- Led company from $42 million in assets in 1989 to $11.9 billion today
- Trustee of Young Harris College
- Georgia Power Company Board Member
- GA Economic Developers Association Spirit of Georgia Award recipient

Jimmy C. Tallent
Chairman & CEO
Joined 1984



- Over 30 years in banking
- Responsible for overall banking, credit and operations
- Former Consultant and Special Assistant to the CEO and EVP of Commercial Banking for TD Bank Financial Group; and President & CEO of The South Financial Group

H. Lynn Harton
Board, President & COO
Joined 2012



- Over 25 years in financial services
- Responsible for finance and reporting, accounting, M&A and investor relations
- Former Associate Director of Research for Keefe, Bruyette and Woods
- Georgia State's J. Mack Robinson College of Business Advisory Board

Jefferson L. Harralson
EVP & CFO
Joined 2017



- Over 35 years in banking
- Responsible for 31 community banks with 156 banking offices
- Formerly of Riegel Textile Credit Union; President of Farmers and Merchants Bank
- Former Georgia Board of Natural Resources Board Chairman

Bill M. Gilbert
President,
Community Banking
Joined 2000



- Over 20 years experience in consumer and banking law
- Responsible for legal, enterprise risk management, and compliance
- Chairman of the Georgia Bankers Association Bank Counsel Section
- Member of the American Bankers Association Regional General Counsels

Bradley J. Miller
EVP, CRO &
General Counsel
Joined 2007



- Over 25 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former EVP & Executive Credit Officer for TD Bank, NA and Chief Credit Officer of The South Financial Group.

Robert A. Edwards
EVP & CCO
Joined 2015



- Over 25 years in lending
- Responsible commercial banking solutions
- Former SBA head: TD Bank and Carolina First's SBA programs; President of UPS Capital Business Credit
- Highly decorated Commander in the U.S. Naval Reserve Intelligence Program (retired)

Richard W. Bradshaw
President,
Comm'l Banking Solutions
Joined 2014



ucbi.com | 31

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	4Q16	1Q17	2Q17	3Q17 (1)	4Q17 (1)
Net Income					
Net income - GAAP	$ 27,221	$ 23,524	$ 28,267	$ 27,946	$ (11,916)
Merger-related and other charges	1,141	2,054	1,830	3,420	7,358
Tax benefit on merger-related and other charges	(432)	(758)	(675)	(1,147)	(1,165)
Impairment of deferred tax asset on canceled nonqualified stock options	976	-	-	-	38,199
Release of disproportionate tax effects lodged in OCI	-	3,400	-	-	-
Net income - Operating	$ 28,906	$ 28,220	$ 29,422	$ 30,219	$ 32,476
Diluted Earnings per share					
Diluted earnings per share - GAAP	$ 0.38	$ 0.33	$ 0.39	$ 0.38	$ (0.16)
Merger-related and other charges	0.01	0.01	0.02	0.03	0.08
Impairment of deferred tax asset on canceled nonqualified stock options	0.01	-	-	-	0.50
Release of disproportionate tax effects lodged in OCI	-	0.05	-	-	-
Diluted earnings per share - Operating	$ 0.40	$ 0.39	$ 0.41	$ 0.41	$ 0.42
Return on Assets					
Return on assets - GAAP	1.03 %	0.89 %	1.06 %	1.01 %	(0.40) %
Merger-related and other charges	0.03	0.05	0.04	0.08	0.20
Impairment of deferred tax asset on canceled nonqualified stock options	0.04	-	-	-	1.30
Release of disproportionate tax effects lodged in OCI	-	0.13	-	-	-
Return on assets - Operating	1.10 %	1.07 %	1.10 %	1.09 %	1.10 %

(1) Merger-related and other charges for 4Q17 and 3Q17 include $517 thousand and $244 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets are being amortized over 12 to 24 months.

United COMMUNITY BANKS, INC.

ucbi.com | 32

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	4Q16		1Q17		2Q17		3Q17 (1)		4Q17 (1)	
Return on Tangible Common Equity										
Return on common equity - GAAP	9.89	%	8.54	%	9.98	%	9.22	%	(3.57)	%
Effect of merger-related and other charges	0.26		0.47		0.41		0.75		1.86	
Impairment of deferred tax asset on canceled nonqualified stock options	0.36		-		-		-		11.44	
Release of disproportionate tax effects lodged in OCI	-		1.24		-		-		-	
Return on common equity - Operating	10.51		10.25		10.39		9.97		9.73	
Effect of goodwill and intangibles	1.96		1.85		1.80		1.96		2.20	
Return on tangible common equity - Operating	12.47	%	12.10	%	12.19	%	11.93	%	11.93	%
Expenses										
Expenses - GAAP	$ 61,321		$ 62,826		$ 63,229		$ 65,674		$ 75,882	
Merger-related and other charges	(1,141)		(2,054)		(1,830)		(3,420)		(7,358)	
Expenses - Operating	$ 60,180		$ 60,772		$ 61,399		$ 62,254		$ 68,524	
Pre-Tax, Pre-Credit Earnings										
Pre-Tax Earnings - GAAP	$ 44,837		$ 42,002		$ 44,804		$ 43,674		$ 42,354	
Merger-related and other charges	1,141		2,054		1,830		3,420		7,358	
Provision for credit losses	-		800		800		1,000		1,200	
Pre-Tax, Pre-Credit Earnings - Operating	$ 45,978		$ 44,856		$ 47,434		$ 48,094		$ 50,912	
Efficiency Ratio										
Efficiency Ratio - GAAP	57.65	%	59.29	%	57.89	%	59.27	%	63.03	%
Merger-related and other charges	(1.07)		(1.94)		(1.68)		(3.09)		(6.11)	
Efficiency Ratio - Operating	56.58	%	57.35	%	56.21	%	56.18	%	56.92	%

(1) Merger-related and other charges for 4Q17 and 3Q17 include $517 thousand and $244 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets are being amortized over 12 to 24 months.

United Community Banks, Inc.

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